Company Contact:	Investor Relations Contact:
Mr. Jing Xie	Mr. Crocker Coulson, President
Chief Financial Officer	CCG Investor Relations
Universal Travel Group Inc.	Phone: +1-646-213-1915 (NY office) or
Phone: +86-755-8366-8489	Mr. Gary Chin, Phone: +1-646-213-1909
Email: 06@cnutg.cn	Email: crocker.coulson@ccgir.com
us.cnutg.com	www.ccgirasia.com

Universal Travel Group Announces Strong Fourth Quarter and 2008 Results

•	Q4 Revenue Rises 68% and Net Income Climbs 90% Year-over-Year
•	Full Year Revenue Grows 73% and Net Income Increases 67% Year-over-Year

SHENZHEN, China, March 12, 2009 – Universal Travel Group Inc. (OTC BB: UTVG.OB) (“Universal Travel Group” or the “Company”), a growing travel services provider in the People’s Republic of China (“PRC”) specializing in online and customer representative services to the travel service industry offering packaged tours, air ticketing, hotel reservation and air cargo agency services, today announced strong financial results for the fourth quarter and fiscal year ended December 31, 2008.

Fourth Quarter of 2008 Highlights

•	Revenue reached a record $29.4 million, up 68.2% year-over-year
•	Gross profit totaled $10.3 million, up 91.7% year-over-year
•	Net income was $6.3 million or $0.15 per fully diluted share, up 90.3% year-over-year from $3.3 million, or $0.09 per fully diluted share, in the same quarter of 2007
•	Successfully showcased TRIPEASY Kiosks at Tenth China Hi-Tech Fair and China International Travel Mart 2008 in Shanghai

“We are pleased to announce significant growth in both our top and bottom lines, which exceeded our expectations. We attribute this strong performance to success in diversifying our business model across various sectors of the travel industry, strength in our packaged tours business, a positive post Olympics impact and growing awareness of Universal Travel Group as a leading service provider in China’s travel industry,” said Ms. Jiangping Jiang, Chairwoman and CEO of Universal Travel Group. “We conducted a successful beta test of our TRIPEASY Kiosks, which we believe are the first of their kind, receiving much interest from industry and customers. More recently, we signed an exclusive co-operation agreement with Byte Power (CQ) Info Tech Limited, which will enable us to efficiently and rapidly implement our Kiosks strategy in 2009.”

Fourth Quarter of 2008 Results

Revenue for the three months ended December 31, 2008 was $29.4 million compared to $17.5 million for the same period in 2007, an increase of approximately 68.2%. This increase is primarily due to the Company’s success in cross-marketing its diversified business segments and managing its sales to increase its competitiveness.  Also, the revenue increase can be attributed to (i) the increase in the number of public holidays for the Chinese National Day from 3 days to 7 days and hence a corresponding demand in the Company’s travel-related products and services, (ii) the relaxing of foreign travel restrictions on October 29, 2008, (iii) the relaxing of air cargo security restrictions, (iv) reduced air fuel surcharges and (v) an early Chinese New Year in 2009 which boosted the Company’s sales in December 2008.

Gross profit for three months ended December 31, 2008 was $10.3 million compared to $5.4 million for three months ended December 31, 2007, an increase of approximately 91.7%. The increase in gross profit is attributable to success in implementing the Company’s online integration strategy and the rollout of its TRIPEASY Kiosks, which boosted profitability while maintaining a lower variable cost. The increase also reflects the result of efficient management and control of the Company’s operations by an experienced management team. Gross profit margin for three months ended December 31, 2008 was 35.1% compared to 30.8% for three months ended December 31, 2007. This increase is primarily due to synergies achieved among the Company’s closely related full range travel service segments, and on-line integration with increased cost efficiency.

Selling, general and administrative expenses for three months ended December 31, 2008 totaled $2.1 million compared to $1.0 million for three months ended December 31, 2007, an increase of approximately 108.9%. Selling, general and administrative expenses were approximately 7.1% of revenue for three months ended December 31, 2008 as compared to 5.8% for three months ended December 31, 2007. The increase in selling, general and administrative expenses is in tandem with the increase of the Company’s sales revenue. The increase in selling, general and administrative expenses as a percentage of revenue reflects the Company’s marketing and innovation strategy to increase brand awareness and service quality for a foundation of long term growth.

Net income was $6.3 million or 21.5% of revenue for three months ended December 31, 2008, compared to $3.3 or 19.0% of revenue for three months ended December 31, 2007, an increase of approximately 90.3%. The increase in net income reflects the continued growth in our business and the robust Chinese domestic tourism demand. The increase in net income as a percentage of revenue is a result of effective control of our cost and service and administration expenses. By integrating the different business segments and leveraging off the synergies between such segments, the Company expects that net income margin could be improved over time.

Full Year 2008 Financial Results

Revenue for fiscal year 2008 totaled $76,759,411 compared to $44,294,853 in the same period last year, reflecting a year over year increase of approximately 73.3%. The increase was attributable to both organic growth, as well as our expansion into, successful integration and cross selling of the Company’s newly diversified business segments related to packaged tours and hotel booking services through the acquisitions of Xi’an Golden Net Travel Service Company Limited, Shanghai Lanbao Travel Service Company Limited and Foshan Overseas International Travel Service Co., Ltd.

Gross profit for the fiscal year 2008 was $25,203,420 compared to $14,775,841 for the fiscal year 2007, an increase of approximately 70.6%. The increase in gross profit reflects the aforementioned integration of business lines onto our online platform and higher percentage of packaged tour revenue. Gross margin was 32.8% versus 33.4%, the decrease of which was primarily due to the acquisition of lower margin businesses in 2008.

Selling, general and administrative expenses for fiscal year 2008 totaled $6,128,553 compared to $3,229,526 for fiscal year 2007, reflecting approximately 7.98% and 7.29% of total revenue, respectively.  The year over year increase in selling, general and administrative expenses is a result of acquisitions of  Xi’an Golden Net Travel Service Company Limited, Shanghai Lanbao Travel Service Company Limited and Foshan Overseas International Travel Service Co., Ltd. made during late 2007 and carried into 2008.

Net income was $14,532,177 or 18.9% of revenue for the fiscal year 2008, compared to $8,695,894 or 19.6% of revenue for the fiscal year 2007. The absolute an increase  reflects the overall  continued growth in most of our operating segments both on an organic and acquisitive basis.

Financial Condition

As of December 31, 2008, Universal Travel Group had $16.2 million in cash and cash equivalents, $30.3 million in working capital and a current ratio of 7.0:1.  The Company has no long-term debt.

The Company generated $6.8 million in cash from operating activities for the year ended December 31, 2008, which resulted primarily from the company’s increase of business activities. Cash from investing activities was $0.9 million, while cash from financing activities was $4.8 million; the Company received proceeds of $7.1 million from an equity financing in the third quarter from a group of seasoned investors to support corporate development initiatives.

Recent Developments

•	Signed exclusive co-operation agreement with Byte Power (CQ) Info Tech Limited to efficiently and rapidly rollout its TRIPEASY Kiosks
•	Announced three-for-one reverse stock split with the intention to move up to a major exchange
•	Strengthened its management team with the appointment of Mr. Jing Xie as Chief Financial Officer, effective February 17, 2009

Business Outlook

Despite the recent global economic slowdown, the Company continues to experience strong demand for its products and services. Universal Travel Group has built resilience with integrated and diversified services, aiming to capture a greater share of the travel market in the long run. In the PRC, an increasing number of internet users book hotels through the internet, and this option has gradually replaced traditional phone call bookings as the primary method. Furthermore, the PRC is expected to be one of the most attractive countries for tourism with developed cities on the east coast and southern part of the PRC and wonderful natural resources and rich cultural landscapes in the west.

Universal Travel Group believes the outlook for its all travel segments remains attractive.  The Company anticipates demand for its travel products and services to continue due to the PRC’s rising middle class, increasing corporate and private consumption, world class conventions scheduled to be held in the PRC and appreciation of the Chinese Yuan. In addition, the Company is methodically executing its Kiosks’ business plan with proceeds from its recent financing to provide unique services, and increase its profitability.

“Despite the recent global economic slowdown, we see a number of near- and long-term drivers for Universal Travel to continue to gain market share and provide substantial growth for shareholders,” said Ms. Jiangping Jiang. “We remain optimistic about 2009 due to China’s aggressive plan to stimulate domestic travel, its recent increase in public holiday time, combined with the rollout of our revolutionary TRIPEASY Kiosks this year.”

Fiscal Year 2009 Guidance

For fiscal year 2009, the Company is targeting full year revenue to be in the range of $88.0 million to $96.0 million and full year net income to be in the range of $16.5 million to $18.0 million, not including stock based compensation. This represents growth in revenue of 15% to 25% and growth in net income of 14% to 24%. Earnings per share is estimated to be in a range of between $0.40 to $0.43 before the 3 for 1 reverse split.

Conference Call Information

The Company will host a conference call at 8:00 a.m. E.D.T. on Friday, March 13, 2009 to discuss results for the fourth quarter of 2008. To participate in the live conference call, please dial the following number five minutes prior to the scheduled conference call time: 888-339-2688. International callers should dial 617-847-3007. When prompted by the operator, mention Conference passcode 392 694 94.

If you are unable to participate in the call at this time, a replay will be available for 14 days starting on Friday, March 13 at 10:00 a.m. E.D.T. To access the replay, please dial 888-286-8010 and enter the passcode 621 548 61.  International callers should dial 617-801-6888 and enter the same passcode 621 548 61.

About Universal Travel Group Inc.

Universal Travel Group, a growing travel services provider in the People’s Republic of China, is engaged in providing reservation, booking, and domestic and international travel and tourism services throughout the PRC via the internet and through customer representatives. Under the theme “Wings towards a more colorful life” the company's core services include tour packaging for customers, booking services for air tickets and hotels as well as air cargo transportation. In 2007, Universal Travel Group completed the acquisitions of Speedy Dragon, specializing in air cargo transportation; Xi’an Golden Net, specializing in travel packaged tours; Shanghai LanBao, specializing in hotel reservation and Foshan Overseas International, a PRC-based company that handles domestic and international travel inquiries. Universal Travel's goal is to become the PRC’s leading travel services provider in all fields of the tourism industry including the aviation, cargo, hotel booking and tour packaging segments. For more information about the company, please visit http://us.cnutg.com, and www.cnutg.com.cn for the service website.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains certain statements that may include “forward-looking statements” within the meaning of federal securities laws. All statements, other than statements of historical facts, included herein are “forward-looking statements”. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the Company’s ability to successfully expand its market presence and those discussed in the Company's periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

 -- Financial tables follow --

UNIVERSAL TRAVEL GROUP
CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31,

	2008	2007
Gross revenues,	$29,434,725	$17,495,408
Cost of services	19,090,311	12,099,577
Gross Profit	10,344,414	5,395,831
Selling, general and administrative expenses	2,103,832	1,007,119
Stock based compensation	51,786	312,543
Total expenses	2,155,618	1,319,662
Income from operations	8,188,796	4,076,169

Other Income (Expense)
Loss on disposal of assets	-	-
Other income	(1,461)	(25,105)
Interest income	17,535	(14,490)
Interest expense	27,638	38,123
Total Other Income (Expense)	(11,564)	(27,508)
Income before income taxes	8,177,232	4,048,661

Provision for income taxes	1,850,938	724,763
Net income	$6,326,293	$3,323,898

Net income per common share
Basic	$0.15	$0.09
Diluted	$0.15	$0.09

Weighted average common shares outstanding
Basic	41,619,966	36,247,543
Diluted	41,786,632	36,497,543

UNIVERSAL TRAVEL GROUP
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31,

	2008	2007

Gross revenues,	$76,759,411	$44,294,853
Cost of services	51,555,991	29,519,012
Gross Profit	25,203,420	14,775,841
Selling, general and administrative expenses	6,128,553	3,229,526
Stock based compensation	207,588	945,903
Total expenses	6,336,141	4,175,429

Income from operations	18,867,279	10,600,412

Other Income (Expense)
Loss on disposal of assets	1,105	-
Other income	(8,402)	(25,105)
Interest income	(39,416)	(3,293)
Interest expense	106,163	80,847
Total Other Income (Expense)	59,450	52,449
Income before income taxes	18,807,829	10,547,963

Provision for income taxes	4,275,652	1,852,069
Net income	$14,532,177	$8,695,894

Net income per common share
Basic	$0.38	$0.26
Diluted	$0.37	$0.26

Weighted average common shares outstanding
Basic	38,562,155	33,629,518
Diluted	38,744,392	33,779,518

UNIVERSAL TRAVEL GROUP
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2008 and 2007
ASSETS	2008	2007
Current Assets
Cash and cash equivalents	$16,204,531	$2,671,684
Accounts receivable, net	10,715,206	5,403,820
Other receivables and deposits, net	141,413	1,297,426
Refundable acquisition deposit	-	1,453,050
Due from shareholder	-	1,444,818
Trade deposit	6,737,521	2,650,744
Advances	438,468	616,861
Escrow deposits	762,800	-
Prepaid expenses	319,257	713,668
Total Current Assets	35,319,196	16,252,071

Property & equipment, net	273,340	127,393
Intangible assets	307,335	18,626
Goodwill	13,526,809	13,526,809
	14,107,484	13,672,828
Total Assets	$49,426,680	$29,924,899

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable – bank	$-	$1,288,554
Note payable – others	-	1,576,750
Accounts payable and accrued expenses	2,219,156	3,604,666
Customer deposits	1,047,250	1,132,886
Income tax payable	1,759,402	664,995
Total Current Liabilities	5,025,808	8,267,851

Stockholders' Equity

Common stock, $.001 par value, 70,000,000
shares authorized, 41,619,966 and 36,809,036 issued and outstanding	41,621	36,810
Additional paid in capital	15,833,368	8,601,534
Other comprehensive income	1,520,166	545,164
Statutory reserve	372,144	372,144
Retained earnings	26,633,573	12,101,396
Total Stockholders' Equity	44,400,872	21,657,048
Total Liabilities and Stockholders' Equity	$49,426,680	$29,924,899

UNIVERSAL TRAVEL GROUP
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31,

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$14,532,177	$8,695,894
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	72,118	88,792
Provision for doubtful accounts	137,024	42,900
Stock based compensation	207,588	945,903
Loss on asset disposal	1,105	-
(Increase) / decrease in assets:
Accounts receivable	(5,448,410)	(1,816,023)
Other receivable	1,156,013	(546,172)
Advances	178,393	1,214,697
Due from shareholder	1,444,818	747,471
Prepaid expenses	(289,026)	4,896
Trade deposits	(4,086,777)	(1,177,822)
Customer deposits	-	34,004
Escrow deposits	(762,800)	-
Increase / (decrease) in current liabilities:
Accounts payable and accrued expenses	(1,385,510)	(1,504,385)
Customer deposits	(85,636	275,247
Income tax payable	1,094,407	97,657
Total Adjustments	(7,766,693)	(1,592,835)

Net cash provided by(used in) operating activities	6,765,484	7,103,059

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property & equipment	(192,436)	(57,930)
Purchase of intangibles	(316,106)	-
Proceeds from asset disposals	663	-
Acquisition deposits	1,453,050	1,428,773
Paid for acquisition – net of cash acquired	-	(10,008,642)
Net cash used by Investing activities	945,171	(8,637,799)

CASH FLOWS FROM FINANCING ACTIVITIES
(Repayments)Proceeds from bank loan – net	(1,288,554)	1,288,554
Proceeds of equity financing	7,712,494	-
Note payable – others	(1,576,750)	1,576,750
Net cash provided by financing activities	4,847,190	2,865,304
Effect of exchange rate changes on cash and cash equivalents	975,002	297,565

Net change in cash and cash equivalents	13,532,847	1,628,129
Cash and cash equivalents, beginning balance	2,671,684	1,043,555
Cash and cash equivalents, ending balance	$16,204,531	$2,671,684

SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:
Interest payments	$106,163	$80,847
Income Taxes	$3,181,245	$1,450,924
Other non-cash transactions
Purchased Goodwill	$-	$(13,526,809)
Fair value of assets purchased less cash acquired	-	(2,178,333)
Acquisition financed with stock issuance	-	5,696,500
Acquisition paid for with cash – net of acquired	$-	$(10,008,642)

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